Copies of any new or amended Registrant investment advisory contracts.

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

INVESTMENT MANAGEMENT AGREEMENT

 This investment management agreement (the "Agreement") is made as of this 21st day of June, 2002 between PIMCO Strategic Global Government
Fund, Inc., formerly RCM Strategic Global Government Fund, Inc., a Maryland
corporation (the "Fund"), and Pacific Investment Management Company LLC, a
Delaware limited liability company (the "Manager").

WITNESSETH:

 WHEREAS, the Fund is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"); and

 WHEREAS, the Fund has been organized for the purpose of investing its assets and desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the
Manager perform for it various investment management services; and the Manager is willing to furnish the investment management services sought by the Fund on the terms and conditions hereinafter set forth;

 WHEREAS, a majority of the directors of the Fund are not "interested persons" of the Fund, within the meaning of the 1940 Act ("Disinterested
Directors"), and the Disinterested Directors select and nominate any other
Disinterested Directors of the Fund;

 WHEREAS, the Board of Directors of the Fund (the "Board"), including a majority of the Disinterested Directors, has voted in person to approve this
Agreement at a meeting called for the purpose of voting on such approval.

 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1. The Fund hereby appoints the Manager to act as investment manager to the Fund on the terms set forth in this Agreement.  The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

2. Subject to the supervision of the Board and to the express provisions and limitations set forth in the Fund's Articles of Incorporation, By-Laws, and
Form N-2 and Form N-14 Registration Statements (the "Registration Statements")
under the 1940 Act, each as it may be amended from time to time, the Manager shall have full discretionary authority to manage the investment and reinvestment of the Fund's assets and to provide investment research advice and supervision of the Fund's portfolio in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Registration
Statements, as such Registration Statements may be amended from time to time.
The services to be provided under this Section 2 shall be subject to the following understandings:

(a) The Manager shall provide supervision of the Fund's investments and shall determine from time to time the investments or securities that will be purchased, retained, sold or loaned by the Fund, and the portion of the assets that will be invested in securities or otherwise.  Subject to the limitations in this Section 2, the Manager is empowered hereby, through any of its principals or employees, to take any of the following actions for the benefit of the Fund:

(i) to invest and reinvest in stocks, bonds, notes, trade acceptances, commercial paper, structured instruments, and other obligations of every description issued or incurred by governmental or quasi-governmental bodies or their agencies, authorities or instrumentalities, or by corporations, trusts, associations, partnerships, or other firms or entities;

(ii) to invest and reinvest in loans and deposits at interest on call or on time, whether or not secured by collateral;

(iii) to purchase and sell put and call options, financial futures and put and call options on such financial futures, and to enter into transactions with respect to swaps, caps, floors, and other similar instruments.

(iv) to purchase and sell foreign currency and forward contracts on such foreign currency;

(v) to lend the Fund's portfolio securities to brokers, dealers, other financial institutions, or other parties, and to engage in repurchase and reverse repurchase transactions with such entities;

(vi) to buy, sell, or exercise rights and warrants to subscribe for stock or other securities;

(vii) to execute agreements with broker-dealers, banks, futures commission merchants, and other financial institutions on behalf of the Fund for the purpose of entering into any of the foregoing transactions;

(viii) to purchase, sell, and otherwise enter into transactions with respect to any instrument not described above that may be considered a
"derivative" instrument;

(ix) to engage in transactions with respect to any other instruments, or to take any other actions with respect to the Fund's investments, that the
Fund is authorized to invest in or to take pursuant to the Registration
Statements; and

(x) to take such other actions, or to direct the Fund's custodian (the
"Custodian") to take such other actions, as may be necessary or desirable to carry out the purpose and intent of this paragraph (a) of this Section 2.

In determining the investments or securities to be purchased or sold by the
Fund, the Manager shall place orders with respect to such instruments either directly with the issuer or in such markets and through such underwriters, dealers, brokers, or futures commission merchants (collectively, "brokers")
as in the Manager's best judgment offer the most favorable price and market for the execution of each transaction; provided, however, that, to the extent permitted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act") and the 1940 Act, the
Manager may cause the Fund to place orders for transactions with brokers that furnish brokerage and research services, as defined in the 1934 Act, to the Manager or any affiliated person of the Manager, subject to such policies as the Board may adopt from time to time with respect to the extent and continuation of this practice.  The Fund understands and agrees that the
Manager may effect transactions in portfolio securities through brokers who may charge an amount in excess of the amount of commission another broker would have charged, provided that the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either the specific transaction or the Manager's overall responsibilities to the Fund and other clients as to which the Manager or any affiliated person of the Manager exercises discretionary investment authority.  Receipt by the
Manager or any affiliated person of the Manager of any such brokerage research services shall not give rise to any requirement for abatement or reduction of the Management Fee (as defined herein) payable by the Fund to the Manager under this Agreement.  It is understood that the services provided by such brokerage firms may be useful to the Manager or its affiliated persons in connection with their services to other clients.  The Fund agrees that any entity or person associated with the Manager or any affiliated person of the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the 1934 Act, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

(b) The Manager agrees to furnish suitable office space for the Fund.

(c) The Manager shall use its best judgment in the performance of its duties under this Agreement.

(d) The Manager undertakes to perform its duties and obligations under this
Agreement in conformity with the Registration Statements, with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations and with the instructions and directions of the Board, all as may be amended or modified from time to time.

(e) The Manager shall maintain books and records with respect to the Fund's portfolio transactions and the Manager shall render to the Board such periodic and special reports as the Board may reasonably request from time to time.
The Manager agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

(f) The Fund understands and agrees:

(i) that the Manager performs investment management services for various clients and that the Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of actions taken with respect to the Fund, so long as it is the Manager's policy, to the extent reasonably practical, to allocate investment opportunities to the Fund over time on a fair and equitable basis relative to other clients;

(ii) that the Manager shall have no obligation to purchase or sell for the
Fund any security that the Manager, or its principals or employees, may purchase or sell for their own accounts or for the account of any other client, if, in the opinion of the Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Fund; and

(iii) that, to the extent permitted by applicable laws and regulations, on occasions when the Manager deems the purchase or sale of a security or other instrument to be in the best interests of the Fund as well as of the other clients of the Manager, the Manager may aggregate the securities to be so sold or purchased when the Manager believes that to do so would be in the best interests of the Fund.  In such event, allocation of the securities or other instruments so purchased or sold, as well as the expenses incurred in that transaction, shall be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

3. The Manager will bear all of the expenses related to salaries of its employees and to the Manager's overhead in connection with its duties under this
Agreement. The Manager also will pay all directors' fees and salaries of the
Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Manager.

Except for the expenses specifically assumed by the Manager, the Fund will pay all of its expenses, including, without limitation, fees of the directors not affiliated with the Manager and Board meeting expenses; fees of the Manager; fees of the Fund's administrator; interest charges; taxes; charges and expenses of the
Fund's legal counsel and independent accountants, and of the transfer agent, registrar and dividend reinvestment and disbursing agent of the Fund; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchases or sales or registering privately issued portfolio securities; fees and expenses of the Custodian and sub-custodians for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; Securities and Exchange Commission ("SEC") and state blue sky registration fees; New York Stock Exchange listing fees; any fees payable by the Fund to the National Association of Securities Dealers, Inc.; and
its other business and operating expenses.

4. (a)  For the services provided and the expenses assumed pursuant to this
Agreement, the Fund will pay to the Manager a monthly fee in arrears equal to
0.85% per annum of the Fund's average weekly net assets during the month (the
"Management Fee").  The Fund authorizes the Manager to charge the Fund for the full amount of the Management Fee as it becomes due and payable pursuant to this Section 4.

If the Manager shall serve for less than the whole of a month, the Management
Fee shall be prorated.

(b)  In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective with respect to the Fund, subject to such terms and conditions as the
Manager may prescribe in such notice, the Management Fee due the Manager shall be reduced, and, if necessary, the Manager shall bear the Fund's expenses to the extent required by such expense limitation.

5. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected.

6. The Manager shall not be liable to the Fund or any of its stockholders for any error of judgment, mistake of law, or any loss suffered by the Fund or any of its stockholders in connection with any act or omission in the performance of its obligations to the Fund or to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

7. (a) This Agreement shall become effective with respect to the Fund on the date of its execution and shall continue in effect with respect to the Fund for a period of more than two years from that date only so long as its continuance is specifically approved at least annually (i) by the vote of a majority of the Fund's Board or by the vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act ("Majority of the
Outstanding Voting Securities") and (ii) by the vote of a majority of the
Directors who are not parties to this Agreement or interested persons of any party hereto, cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the stockholders of the Fund for their approval and such stockholders fail to approve such continuance of this Agreement as provided herein, the Manager may continue to serve hereunder in a manner consistent with the 1940 Act.

(b)  Either party hereto may at any time terminate this Agreement by not more than sixty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party. Action by the Fund to terminate this Agreement under this paragraph (b) may be taken either  (i) by vote of a majority of the
Board, or (ii) by the affirmative vote of a Majority of the Outstanding Voting
Securities of the Fund.

(c) This Agreement shall terminate automatically in the event of its assignment
(as such term is defined in the 1940 Act and the rules thereunder).

(d) Termination of this Agreement pursuant to this Section 7 shall be without the payment of any penalty.

8. Nothing in this Agreement shall limit or restrict the right of any of the Manager's principals, officers or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the
Manager's right to engage in any other business or to render services of any kind to any other corporation, investment company, firm, individual or association.  The investment management services provided by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

9. Any notice or other communication required to be given pursuant to this
Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Manager at 840 Newport Center Drive, Suite 300,
Newport Beach, CA  92660 or (ii) to the Fund at 840 Newport Center Drive,
Suite 300, Newport Beach, CA  92660.

10. Concurrently with the execution of this Agreement, the Manager is delivering to the Fund a copy of Part II of its Form ADV, as revised, on file with the SEC.  The Fund acknowledges receipt of such copy.

11. The Manager's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts ands options thereon, in accordance with the Fund's
Registration Statements.

The Manager will: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "brokerage accounts") on behalf of and in the name of the Fund and (ii) execute for and on behalf of the Fund, standard customer agreements with a broker or brokers.  The Manager may, using such of the securities and other property in the Fund as the
Manager deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Manager deems desirable or appropriate.

The Manager has delivered to the Fund a copy of its Disclosure Document, as amended, dated November 30, 2001, on file with the Commodity Futures Trading
Commission.  The Fund hereby acknowledges receipt of such copy.

12. The Manager has consented to the use of the name "PIMCO" by the Fund for so long as this Agreement remains in effect.  In the event that this
Agreement shall be terminated for any reason, and in the event that a subsequent investment management agreement with the Manager or any successor of the Manager is not entered into by the Fund, the Fund hereby agrees to take all reasonable action necessary to delete the name "PIMCO" from the name of the Fund.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

       PIMCO STRATEGIC GLOBAL
       GOVERNMENT FUND, INC.

Attest:
By: /s/ Garlin Flynn    By:   /s/ Brent R. Harris
            Brent R. Harris
           Title:  Chairman and President

PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC

Attest:
By:  /s/ Garlin Flynn    By: /s/ R. Wesley Burns
       R. Wesley Burns
             Title:  Managing Director

RCS-PIMCO IMA Execution Copy -4-
Execution Copy
RCS-PIMCO IMA Execution Copy

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT, made this 1st day of June, 2006, to the Investment Management
Agreement dated as of June 21, 2002 between PIMCO Strategic Global Government
Fund, Inc., a Maryland corporation (the "Fund") and Pacific Investment
Management Company LLC, a Delaware limited liability company (the "Manager").

WITNESSETH:

 WHEREAS, the Board of Directors of the Fund and the Manager have agreed to reduce the management fee payable by the Fund to the Manager effective as of the date of this Amendment.

 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Fund and the Manager agree to modify and amend the
Investment Management Agreement between them as follows:

1. Paragraph (a) of Section 4 of the Investment Management Agreement
is replaced in its entirety with the following:

(a)  For the services provided and the expenses assumed pursuant to this
Agreement, the Fund will pay to the Manager a monthly fee in arrears equal to
0.82% per annum of the Fund's average weekly net assets during the month (the
"Management Fee").  The Fund authorizes the Manager to charge the Fund for the full amount of the Management Fee as it becomes due and payable pursuant to this Section 4.

If the Manager shall serve for less than the whole of a month, the
Management Fee shall be prorated.

2.  All other terms and conditions of the Agreement shall remain in full force and effect.

 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

       PIMCO STRATEGIC GLOBAL
       GOVERNMENT FUND, INC.

Attest:
By: /s/ Garlin Flynn    By: /s/ Ernest L. Schmider
       Ernest L. Schmider
           Title:  President

PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC

Attest:
By:  /s/ Garlin Flynn    By: /s/ R. Wesley Burns
       R. Wesley Burns
             Title:  Managing Director

PIMCO - RCS IMA.doc -2-
Execution Copy
PIMCO - RCS IMA.doc